Exhibit 99.1

INVESTOR RELATIONS CONTACT: Neal Fuller, 206-545-5537

MEDIA RELATIONS CONTACT: Paul Hollie, 206-545-3048

Safeco Announces Top Leadership Changes To Drive Pace, Efficiency and Innovation

SEATTLE – (July 13, 2006) – Safeco (NASDAQ: SAFC) President and Chief Executive Officer Paula Reynolds today announced a series of executive changes designed to accelerate the company’s progress toward becoming a low-cost insurance provider with distinctive products and services.

Reynolds has appointed three Safeco leaders to key executive posts, all reporting to her:

Mike Hughes, currently senior vice president-Safeco Business Insurance, is named executive vice president-Insurance Operations. In this new role, Hughes will have profit-and-loss responsibility for Safeco’s personal and commercial product lines, including product design, pricing and underwriting. He also will serve on the company’s Policy Committee.

Terri Dalenta, currently senior vice president-Business Process Improvement and chief risk officer, is appointed senior vice president-Claims and Service. As leader of Safeco’s largest organization, Dalenta will be responsible for transforming the experience of Safeco’s 4.3 million insured customers and 8,500 agents. She will continue to serve on the company’s Leadership Committee.

Kim Garland, currently vice president-Auto Product Management, is named president of Open Seas Insurance, Safeco’s product research and innovation arm. He will join the company’s Leadership Committee.

“Mike, Terri, and Kim bring to their new roles deep insurance experience and operational savvy – gained both at Safeco and with other carriers. Mike is a seasoned insurance veteran with expertise running personal and commercial lines operations. Terri’s background in risk management, finance and business process improvement will be invaluable in her work with Safeco’s claims and service professionals. Kim’s keen intellect and creativity will steer us to distinctiveness in the Safeco product portfolio,” Reynolds said. “Each executive has a bias for action and a proven track record for executing to plan and achieving desired results.”

These appointments stem in part from the departure of Michael LaRocco, president and chief operating officer of Safeco’s Property and Casualty operations, and the retirement of Dale Lauer, head of Claims and Service. LaRocco has elected to leave the company to pursue other opportunities. He joined Safeco in 2001 to lead the company’s personal lines business. As announced last month, Lauer plans to retire on July 31, 2006 after 34 years of service to Safeco.

John Ammendola will move from his current role as head of Safeco Personal Insurance to become senior vice president-Financial Planning and Analysis. Ammendola will bring together all financial and goal-planning functions to drive alignment across the company and will report to Ross Kari, Safeco’s new chief financial officer. Other changes in Safeco’s insurance operations include the appointment of Tom Troy as head of Safeco Business Insurance, and Spencer Donkin as head of all personal and commercial insurance field underwriting operations. Both Troy and Donkin will report to Mike Hughes.

Taking over Terri Dalenta’s duties as chief risk officer will be Lew Augustine, vice president-Risk Management, reporting to Ross Kari. A new Regulatory Affairs Office is being established to coordinate all regulatory activities. Co-leaders of the new office will be Laura Murphy, chief regulatory and compliance officer, and Edward Heffernan, senior vice president-Government Relations. Both Murphy and Heffernan will continue to report to Art Chong, executive vice president and chief legal officer.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

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Forward-looking information contained in this

news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2005 Annual Report on Form 10-K.